Exhibit 99

FOR IMMEDIATE RELEASE

                  Optimal Robotics and Terra Payments Announce
             Shareholder Approval of their Amalgamation and Optimal Robotics Announces Shareholder Approval of Sale of U-
                 Scan Business to Fujitsu Transaction Solutions

Montreal, Quebec, April 6, 2004 - Optimal Robotics Corp. (NASDAQ: OPMR) and Terra Payments Inc. (TSX: TPI) announced today that the amalgamation of Terra with a wholly-owned subsidiary of Optimal was approved today at separate meetings of the shareholders of Optimal and Terra. Closing of the amalgamation is expected to occur tomorrow. Optimal shareholders also approved today the sale of the U-Scan business to Fujitsu Transaction Solutions Inc. pursuant to the agreement announced yesterday, the change of name of Optimal to "Optimal Group Inc." and the increase in the maximum number of directors of Optimal from 9 to 13.

The amalgamated company will be a wholly-owned subsidiary of Optimal and will continue its business under the name "Optimal Payments Inc.". Pursuant to the amalgamation, each common share of Terra will be exchanged for 0.4532 of a Class "A" share of Optimal. It is the intention of Optimal to delist the shares of Terra from the Toronto Stock Exchange as soon as practicable after the closing of the amalgamation.

Terra registered shareholders who have submitted properly completed letters of transmittal together with their share certificates to Computershare Investor Services Inc. will receive their certificate representing Class "A" shares of Optimal by first class mail unless they have instructed Computershare in their letters of transmittal to have their certificate held for pick-up. Computershare is expected to mail such certificates to former Terra shareholders and have them made available for pick-up as soon as practicable after the closing of the amalgamation. Terra shareholders whose shares are held in the name of a broker, investment dealer, bank, trust company or other nominee are advised to contact that entity for further information.

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About Optimal Robotics Corp.

Optimal Robotics Corp. (NASDAQ: OPMR) is a leading North American provider of self-checkout systems to retailers and depot and field services to retail, financial services and other third-party accounts. Optimal has approximately 1,000 employees, which includes approximately 800 software and hardware professionals, and facilities in upstate New York; Santa Ana, California; Toronto, Ontario; and Montreal, Quebec and operations throughout North America.

About Terra Payments Inc.

Terra Payments Inc. (TSX: TPI) formerly SureFire Commerce Inc., is an international leader in the payment processing industry. The Corporation provides technology and services that businesses require to accept credit card, electronic cheque and direct debit payments. Terra Payments processes credit card payments for Internet businesses including licensed online gaming, mail-order/telephone-order and retail point of sale merchants, as well as processing electronic cheques and direct debits online and by phone. Headquartered in Montreal (Quebec), Terra Payments has operations in Canada, the United States and the United Kingdom.

For further information visit www.opmr.com or contact:

Leon Garfinkle
Senior Vice-President and General Counsel
Optimal Robotics Corp.
(514) 738-8885
leong@opmr.com

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements may include projecting revenue and profit growth, and statements expressing comfort with analysts' earnings estimates. These forward-looking statements are based on current expectations and assumptions and involve known and unknown risks and uncertainties that could cause Optimal's and Terra Payments', respectively, actual results to differ materially.

These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our product and services, control of costs and expenses, domestic and international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Optimal with the Securities and Exchange Commission and by Optimal and Terra Payments with the applicable Canadian provincial securities commissions. Optimal and Terra Payments, respectively, each disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.